                                                                    EXHIBIT 99.1

PROXY

                       SOUTHERN CALIFORNIA WATER COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints N.P. Dodge, Jr. and W.V. Caveney proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Southern California Water Company standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held April 28, 1998 or any adjournment of that meeting.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



-------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


                        IMPORTANT NOTICE TO SHAREHOLDERS
                      OF SOUTHERN CALIFORNIA WATER COMPANY
               THE ANNUAL MEETING OF SHAREHOLDERS WILL BE HELD ON
                          APRIL 28, 1998 AT 10:00 A.M.
                         AT THE INDUSTRY HILLS SHERATON
                         MAP TO INDUSTRY HILLS SHERATON
                          ONE INDUSTRY HILLS PARKWAY,
                              CITY OF INDUSTRY, CA




===============================================================================






                            [MAP OF SHERATON HOTEL]






===============================================================================

                                                              Please mark
                                                             your votes as  [X]
                                                              indicated in
                                                              this example


     The Board of Directors recommends a vote FOR the proposals described in Items 1, 2 and 3 and FOR each of the Director Nominees listed in Item 4.










                                                           FOR  AGAINST  ABSTAIN
Item 1. Proposal to approve the principal terms of         [ ]    [ ]      [ ]
        the Agreement of Merger pursuant to which a holding company will be formed.

Item 2. Proposal to ratify provisions re: supermajority    FOR  AGAINST  ABSTAIN
        vote of HoldingCo shareholders.                    [ ]    [ ]      [ ]

Item 3. Proposal to ratify provisions re: classification   FOR  AGAINST  ABSTAIN
        of HoldingCo Board of Directors.                   [ ]    [ ]      [ ]

                                                            WITHHELD
Item 4. Election of Directors                   FOR          FOR ALL
                                                [ ]           [ ]
Nominees: James L. Anderson   Jean E. Auer
          Robert F. Kathol    William V. Caveney
          Lloyd E. Ross       N.P. Dodge, Jr.
          Floyd E. Wicks

WITHHELD FOR: (write name of such Nominee(s) in this space provided below.)

------------------------------------------------------

Item 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                         If this Proxy Card is signed and returned but is not marked, it will be voted FOR the proposals described in Items 1, 2 and 3 FOR each of the Director Nominees listed under Item 4.



Signature(s)_____________________________________________________ Date _________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                             [] FOLD AND DETACH HERE []

Dear Shareholder:

     The Annual Meeting of Shareholders of Southern California Water Company will be held on Tuesday, April 28, 1998, at 10:00 A.M., Pacific time, at the Industry Hills Sheraton, One Industry Parkway, City of Industry, California.

     The enclosed notice of the meeting and accompanying proxy statement cover the formal business of the meeting.

     Your continued interest in Southern California Water Company is appreciated and we hope that you will find it convenient to attend the meeting. However, whether or not you plan to attend in person, please assure representation of your shares by marking, signing and mailing in the accompanying proxy card.

Sincerely,

/s/ W.V. CAVENEY
-----------------
W.V. Caveney
Chairman of the Board